Exhibit 13.1
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. § 1350, the undersigned officer of Bancolombia S.A. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Annual Report on Form 20-F for the year ended December 31, 2007, as amended by Amendment No. 1 on Form 20F/A filed on June 29, 2009 and this Amendment No. 2, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Amendment fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: July 23, 2009

/s/ JORGE LONDOÑO SALDARRIAGA
Name:	Jorge Londoño Saldarriaga
Title:	Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.